UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

                                   MAY 7, 2006
                Date of Report (Date of earliest event reported)

                           THERMO ELECTRON CORPORATION
             (Exact name of registrant as specified in its charter)

    Delaware                        1-8002                       04-2209186
(State or other             (Commission File Number)           (IRS Employer
 jurisdiction of                                             Identification No.)
 incorporation)

      81 Wyman Street, P.O. Box 9046                           02454-9046
         Waltham, Massachusetts
 (Address of principal executive offices)                      (Zip Code)

       Registrant's telephone number, including area code: (781) 622-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|X| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 8, 2006, Thermo Electron Corporation ("Thermo Electron") and Fisher Scientific International Inc. ("Fisher Scientific"), announced that they and Trumpet Merger Corporation, a direct, wholly-owned subsidiary of Thermo Electron ("Merger Sub"), had entered into an Agreement and Plan of Merger, dated as of May 7, 2006 (the "Merger Agreement"), pursuant to which Merger Sub would merge (the "Merger") with and into Fisher Scientific, with Fisher Scientific surviving as a wholly-owned subsidiary of Thermo Electron.

Subject to the terms and conditions of the Merger Agreement, which has been unanimously approved by the boards of directors of both companies, upon the completion of the Merger each holder of Fisher Scientific common stock will have the right to receive, for each such share of Fisher Scientific common stock, 2.0 shares of Thermo Electron common stock. Based on Thermo Electron's closing NYSE stock price of $39.45 per share on May 5, 2006, the transaction is valued at $78.90 per Fisher Scientific share, for an aggregate equity value of approximately $10.6 billion. Fisher Scientific stock options and other equity awards will generally convert upon completion of the Merger into stock options and equity awards with respect to Thermo Electron common stock, after giving effect to the exchange ratio.

The Merger Agreement contains customary representations, warranties and covenants of Fisher Scientific and Thermo Electron, including, among others, covenants (i) to conduct their respective businesses in the ordinary course during the interim period between the execution of the Merger Agreement and consummation of the Merger and (ii) not to engage in certain kinds of transactions during such period. The board of directors of each company has adopted a resolution recommending the requisite approval for the Merger by its respective stockholders, and each party has agreed to hold a stockholder meeting to put these matters before their stockholders for their consideration. Each party has also agreed not to (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions or an agreement concerning or provide confidential information in connection with any proposals for alternative business combination transactions.

Consummation of the Merger is subject to customary conditions, including (i) requisite approvals of the holders of Fisher Scientific and Thermo Electron common stock, (ii) receipt of regulatory approvals, and (iii) the absence of any law or order prohibiting the closing. In addition, each party's obligation to consummate the Merger is subject to certain other conditions, including (i) subject to an overall material adverse effect qualification, the accuracy of the representations and warranties of the other party, (ii) material compliance of the other party with its covenants and (iii) the delivery of customary opinions from counsel to Fisher Scientific and counsel to Thermo Electron that the merger will qualify as a tax-free reorganization for U.S. federal income tax purposes.

Under the Merger Agreement, upon completion of the Merger, Marijn E. Dekkers, president and chief executive officer of Thermo Electron, will become president and chief executive officer of the combined company, and Paul M. Meister, vice chairman of the board for Fisher Scientific, will become chairman of the board of the combined company. The combined company's board
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of directors will be comprised of eight members, with five nominated by Thermo
Electron and three nominated by Fisher Scientific.

The Merger Agreement contains certain termination rights for both Thermo Electron and Fisher Scientific and further provides that, upon termination of the Merger Agreement under specified circumstances, Fisher Scientific may be required to pay Thermo Electron a termination fee of $300,000,000 or Thermo Electron may be required to pay Fisher Scientific a termination fee of $200,000,000.

The Merger Agreement is filed as Exhibit 2.1 hereto and is hereby incorporated into this report by reference. The Merger Agreement, which has been included to provide investors with information regarding its terms, contains representations and warranties of each of Thermo Electron and Fisher Scientific. The assertions embodied in those representations and warranties were made for purposes of the Merger Agreement and are subject to qualifications and limitations agreed by the respective parties in connection with negotiating the terms of the Merger Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. Investors should read the Merger Agreement together with the other information concerning Thermo Electron and Fisher Scientific that each company publicly files in reports and statements with the Securities and Exchange Commission.

Also, in connection with entering into the Merger Agreement, Thermo and Marijn
E. Dekkers, President and Chief Executive Officer of Thermo, entered into a waiver letter dated May 7, 2006 (the "Waiver Letter"). In the Waiver Letter, Mr. Dekkers agreed to waive, solely with respect to the Merger, the accelerated vesting of his currently outstanding Thermo stock options that are triggered solely by a Change-in-Control, and therefore would otherwise result from the completion of the Merger, under relevant provisions in each of his employment agreement and retention agreement with Thermo and the stock incentive plans and award agreements under which his stock options have been issued. The Waiver Letter is filed as Exhibit 10.1 hereto and is hereby incorporated into this report by reference.

FORWARD-LOOKING STATEMENTS

Information set forth in this current report on Form 8-K contains forward-looking statements, which involve a number of risks and uncertainties. Thermo Electron and Fisher Scientific caution readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving Thermo Electron and Fisher Scientific, including future financial and operating results, the new company's plans, objectives, expectations and intentions and other statements that are not historical facts.

Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in Thermo Electron's and Fisher Scientific's filings with the SEC, including their respective Quarterly Reports on Form 10-Q for the first quarter of 2006.

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These include risks and uncertainties relating to: the ability to obtain regulatory approvals of the transaction on the proposed terms and schedule; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; competition and its effect on pricing, spending, third-party relationships and revenues; the need to develop new products and adapt to significant technological change; implementation of strategies for improving internal growth; use and protection of intellectual property; dependence on customers' capital spending policies and government funding policies; realization of potential future savings from new productivity initiatives; dependence on customers that operate in cyclical industries; general worldwide economic conditions and related uncertainties; the effect of changes in governmental regulations; exposure to product liability claims in excess of insurance coverage; and the effect of exchange rate fluctuations on international operations. The parties undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

ADDITIONAL INFORMATION ABOUT THIS TRANSACTION

In connection with the proposed merger, Thermo Electron will file with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-4 that will include a joint proxy statement of Thermo Electron and Fisher Scientific that also constitutes a prospectus of Thermo Electron. Thermo Electron and Fisher Scientific will mail the joint proxy statement/prospectus to their respective stockholders. Investors and security holders are urged to read the joint proxy statement/prospectus regarding the proposed merger when it becomes available because it will contain important information. You may obtain a free copy of the joint proxy statement/prospectus (when available) and other related documents filed by Thermo Electron and Fisher Scientific with the SEC at the SEC's website at www.sec.gov. The joint proxy statement/prospectus (when it is available) and the other documents may also be obtained for free by accessing Thermo Electron's website at http://www.thermo.com under the heading "About Thermo" and then under the heading "Investors" or by accessing Fisher Scientific's website at http://www.fisherscientific.com under the tab "Investor Info."

Thermo Electron, Fisher Scientific and their respective directors and executive officers may be soliciting proxies from stockholders in favor of the merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders in connection with the proposed merger will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. You can find information about Thermo Electron's executive officers and directors in Thermo Electron's definitive proxy statement filed with the SEC on April 11, 2006. You can find information about Fisher Scientific's executive officers and directors in their definitive proxy statement filed with the SEC on April 6, 2006. You can obtain free copies of these documents from Thermo Electron or Fisher Scientific using the contact information above.





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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

         The following exhibits are filed herewith:

EXHIBIT               DESCRIPTION
NUMBER
2.1                   Agreement and Plan of Merger by and among Thermo Electron
                      Corporation, Trumpet Merger Corporation and Fisher
                      Scientific International Inc., dated as of May 7, 2006.
10.1                  Marijn E. Dekkers Waiver Letter, dated as of May 7, 2006.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this 10th day of May, 2006.


                                         THERMO ELECTRON CORPORATION



                                         By: /s/ Seth H. Hoogasian
                                         ---------------------------------------
                                         Name:   Seth H. Hoogasian
                                         Title:  Vice President, General Counsel
                                                 and Secretary




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                                  EXHIBIT LIST

EXHIBIT               DESCRIPTION
NUMBER
2.1                   Agreement and Plan of Merger by and among Thermo Electron
                      Corporation, Trumpet Merger Corporation and Fisher
                      Scientific International Inc., dated as of May 7, 2006.
10.1                  Marijn E. Dekkers Waiver Letter, dated as of May 7, 2006.